                                                                Exhibit 4(c)(21)

                                                                  EXECUTION COPY

                                 THIRD AMENDMENT
                                       TO
                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

     This THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT ("Third Amendment") is made as of June 14, 2007 by and among Credit Acceptance Corporation, a Michigan corporation ("Company"), Comerica Bank and the other banks signatory hereto (individually, a "Bank" and collectively, the "Banks") and Comerica Bank, as administrative agent for the Banks (in such capacity, "Agent").

                                    RECITALS

     A. Company, Agent and the Banks entered into that certain Fourth Amended and Restated Credit Acceptance Corporation Credit Agreement dated as of February 7, 2006 (as amended by that First Amendment dated September 20, 2006 and that Second Amendment dated January 19, 2007, the "Credit Agreement") under which the Banks renewed and extended (or committed to extend) credit to the Company, as set forth therein.

     B. The Company has requested that Agent and the Banks agree to certain amendments to the Credit Agreement and Agent and the Banks are willing to do so, but only on the terms and conditions set forth in this Third Amendment.

     NOW, THEREFORE, Company, Agent and the Banks agree:

1. Section 1 of the Credit Agreement is hereby amended by amending and restating (in their entirety) the following specified definitions, and deleting certain definitions, in each case, as follows:

     "Additional Commitment Fee" is deleted.

     "Borrowing Base Limitation" shall mean, as of any date of determination, an amount equal to (i) eighty percent (80%) of Dealer Loans Receivable, plus
     (ii) eighty percent (80%) of the Purchased Contract Balance, minus (iii) the Hedging Reserve and minus (iv) the aggregate principal amount outstanding from time to time of any Debt (other than the Indebtedness) secured by any of the Collateral; provided, however, that if, at any time, the advance rates under any Securitization Transaction (other than a Bridge Securitization and the Securitization Transaction pursuant to the Sale and Servicing Agreement dated April 18, 2006 among the Company, Credit Acceptance Auto Dealer Loan Trust 2006-1, Credit Acceptance Funding LLC 2006-1, JPMorgan Chase Bank, N.A., and Systems & Services Technologies, Inc.) set forth in the related Securitization Documents ("Securitization Advance Rates") are lower than the applicable advance rates expressed in clauses (i) or (ii) of this definition ("Credit Agreement Advance Rates"), the applicable Credit Agreement Advance Rates shall be deemed to be automatically reduced to the lowest Securitization Advance Rates then in effect, such reduction to remain in effect so long as the Securitization Advance Rates are lower than the Credit Agreement Advance Rates set forth in this definition. At no time, however, shall the Credit Agreement Advance Rates exceed eighty percent (80%)."

     "Consolidated Net Assets" shall mean, as of any applicable date of determination, the sum of (i) 100% of all cash and the value (at book) of all Permitted Investments and (ii) 80% of the aggregate net book value of Dealer Loans Receivable and Purchased Contracts; determined on a Consolidated basis for the Company and its Subsidiaries according to GAAP, but including the amount of any such assets held by a Special Purpose Subsidiary, whether or not includible under GAAP, and excluding such assets of the Trusts to the extent such assets are Consolidated under GAAP.

     "Fees" shall mean the Agent's Fees, the Revolving Credit Facility Fee and the Letter of Credit Fees."

     "Revolving Credit Maturity Date" shall mean the earlier to occur of (i) June 20, 2009, as such date may be extended from time to time pursuant to
     Section 2.16 hereof, and (ii) the date on which the Revolving Credit Maximum Amount shall be terminated pursuant to Section 2.15 or 9.2 hereof."

     "Revolving Credit Maximum Amount" shall mean Seventy Five Million Dollars ($75,000,000), subject to any increases in the Revolving Credit Maximum Amount pursuant to Section 2.17 of this Agreement, by an amount not to exceed the Revolving Credit Optional Increase, and subject to any reductions or termination of the Revolving Credit Maximum Amount under Sections 2.15 or 9.2 of this Agreement."

     "Swing Line Maximum Amount" shall mean Ten Million Dollars ($10,000,000)."

2. Section 2.13 of the Credit Agreement is amended to delete clause (c) thereof (thereby eliminating the Additional Commitment Fee referred to therein).

3. Section 7.5 of the Credit Agreement is hereby amended and restated as follows:

          "7.5 Maintain Funded Debt Ratio Level.

          On a Consolidated basis, maintain as of the end of each fiscal quarter a ratio of Consolidated Funded Debt (including in the calculation thereof, for purposes of this Section 7.5, all Debt incurred by a Special Purpose Subsidiary, whether or not included therein under
          GAAP) to the Company's Consolidated Tangible Net Worth equal to or less than 4.0 to 1.0."

4. Section 7.6 of the Credit Agreement is hereby amended and restated as follows:

          "7.6 Maintain Minimum Net Income.

          On a Consolidated basis, maintain as of the end of each fiscal quarter calculated for the two fiscal quarters then ending, Consolidated Net Income of not less than $1.00."

5. Section 7.7 of the Credit Agreement is hereby amended and restated as follows:

          "7.7. Maintain Fixed Charge Coverage Ratio. On a Consolidated basis, maintain as of the end of each fiscal quarter a Fixed Charge Coverage Ratio of not less than 1.75 to 1.0."

6. Schedule 1.1 to the Credit Agreement is hereby amended and restated by deleting such Schedule and inserting the replacement Schedule 1.1 attached hereto as Attachment 1 in its place.

7. Exhibit D to the Credit Agreement is hereby amended and restated by deleting such Exhibit and inserting the replacement Exhibit D attached hereto as Attachment 2 in its place.

8. Exhibit O to the Credit Agreement is hereby amended and restated by deleting such Exhibit and inserting the replacement Exhibit O attached hereto as Attachment 3 in its place.

9. On the date on which the conditions set forth in Section 10 of this Third Amendment shall have been satisfied (the "Third Amendment Effective Date"), each Bank shall have (i) a Percentage equal to the applicable percentage set forth in Attachment 2 hereto, (ii) its own Advances of the Revolving Credit (and participation in Letters of Credit) in its Percentage of all such Advances (and Letters of Credit) outstanding on the Third Amendment Effective Date and (iii) the Terminating Bank (defined below) shall no longer be considered a Bank under the Credit Agreement. To facilitate the foregoing, each Bank which as a result of the adjustments of Percentages shown on Attachment 2 is to have a greater principal amount of Advances of the Revolving Credit outstanding than such Bank had outstanding under the Credit Agreement immediately prior to the Third Amendment Effective Date shall deliver to the Agent immediately available funds to cover such Advances of Revolving Credit (and the Agent shall, to the extent of the funds so received, disburse funds to each Bank which, as a result of the aforesaid adjustment of the Percentages, is to have a lesser principal amount of Advances of the Revolving Credit outstanding than such Bank had under the Credit Agreement immediately prior to the Third Amendment Effective Date). Each Bank which was a party to the Credit Agreement prior the Third Amendment Effective Date, upon receipt of its New Note(s) (which Notes are to be in exchange for and not in payment of the predecessor Revolving Credit Notes) issued by the Company to such Bank, shall return its predecessor Notes including, if applicable, its Swing Line Note, to the Agent which shall stamp such Notes "Exchanged" and deliver said Notes to the Company. The Banks agree that all interest and fees accrued under the Credit Agreement prior to the Third Amendment Effective Date shall constitute the property of the Banks which were parties to the Credit Agreement prior to the Third Amendment Effective Date and shall be distributed (to the extent distributed by Agent received from the Company) to such Banks on the basis of the Percentages in effect prior to the Third Amendment Effective Date. Furthermore, it is acknowledged and agreed that all fees paid prior to the Third Amendment Effective Date shall not be recalculated, redistributed or reallocated by Agent among the Banks.

10. This Third Amendment shall become effective, according to the terms and as of the date hereof, upon satisfaction by the Company of the following conditions:

          (a) Agent shall have received counterpart originals of (i) this Third Amendment, duly executed and delivered by the Company and the requisite Banks.

          (b) Agent shall have received a release letter executed by Company and LaSalle Bank National Association (the "Terminating Bank") in form and substance satisfactory to Agent, and shall have complied with the conditions set forth therein such that the Terminating Bank shall no longer be a Bank under the Credit Agreement.

          (c) The Company, to the extent applicable, shall have reduced the aggregate face amount of the Letters of Credit and principal amount of the Advances issued or outstanding under the Credit Agreement to an amount not in excess of the reduced Revolving Credit Maximum Amount provided for under this Third Amendment and shall have paid to Agent, for distribution to the Bank's based on their Percentages in effect prior to the Third Amendment Effective Date, (i) all interest on the outstanding Advances and (ii) the Revolving Credit Facility Fee, in each case accrued to the Third Amendment Effective Date.

          (d) Agent shall have received for distribution to the Banks, based on their respective new Percentages set forth in this Third Amendment, an upfront fee equal to $281,250.

          (e) Agent shall have received executed replacement Revolving Credit Notes for each Bank reflecting the new Percentages set forth on Attachment 2 hereto and the reduction of the Revolving Credit Maximum Amount pursuant to this Third Amendment.

          (f) Agent shall received an executed replacement Swing Line Note in the amount of $10,000,000.

          (g) Agent shall have received from a responsible senior officer of the Company a certification (i) that all necessary actions have been taken by the Company to authorize execution and delivery of this Third Amendment, supported by such resolutions or other evidence of corporate authority or action as reasonably required by Agent and the Majority Banks and that no consents or other authorizations of any third parties are required in connection therewith; and (ii) that, after giving effect to this Third Amendment, no Default or Event of Default has occurred and is continuing on the proposed effective date of the Third Amendment.

11. The Company ratifies and confirms, as of the date hereof and after giving effect to the amendments contained herein, each of the representations and warranties set forth in Sections 6.1 through 6.18, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement.

12. Except as specifically set forth above, this Third Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

13. Unless otherwise defined to the contrary herein, all capitalized terms used in this Third Amendment shall have the meaning set forth in the Credit Agreement.

14.  This Third Amendment may be executed in counterpart in accordance with
     Section 13.10 of the Credit Agreement.

15. This Third Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

                                                                  EXECUTION COPY

                                  ATTACHMENT 1

                                 SCHEDULE 1.1(1)

                                 PRICING MATRIX

                                                             APPLICABLE
                       THE APPLICABLE MARGIN FOR         FEE PERCENTAGE FOR
                  ----------------------------------   ----------------------
                                       ADVANCES OF
                                      THE REVOLVING
                                     CREDIT CARRIED    REVOLVING
NOTWITHSTANDING     ADVANCES AT          AT THE          CREDIT
 THE COMPANY'S    THE PRIME-BASED   EURODOLLAR-BASED    FACILITY    LETTER OF
 RATING LEVEL:     RATE SHALL BE     RATE SHALL BE        FEE      CREDIT FEE
---------------   ---------------   ----------------   ---------   ----------
                    minus 1.65%           1.25%          .3750%      1.375%
                                                                   (inclusive
                                                                    of facing
                                                                      fee)

----------
(1)  All terms as defined in the Agreement.

                                                                  EXECUTION COPY

                                  ATTACHMENT 2

                              REPLACEMENT EXHIBIT D
                                  (PERCENTAGES)

                                          REVOLVING
                BANK                  CREDIT COMMITMENT   PERCENTAGE
                ----                  -----------------   ----------
Comerica Bank                            $21,000,000          28%
National City Bank of the Midwest        $13,500,000          18%
Fifth Third Bank (Eastern Michigan)      $13,500,000          18%
BMO Capital Markets Financing, Inc.      $13,500,000          18%
Bank of America, N.A.                    $13,500,000          18%
                                         -----------         ---
Total                                    $75,000,000         100%
                                         ===========         ===

                                  ATTACHMENT 3
                                    EXHIBIT O

                           BORROWING BASE CERTIFICATE

This certificate submitted for the fiscal quarter ending _____________, as follows:

(A)  Dealer Loans Receivable(1)                         $__________

     times Advance Rate (80%)                           $__________

(B)  Purchased Contract Balance(1)                      $__________

     times Advance Rate (80%)                           $__________

     Total (A PLUS B)                                                 $_________

     MINUS:

(C)  Hedging Reserve(2) (see attached breakdown)                      $_________

     MINUS

(D)  Other Debt Secured by the Collateral (excluding
     Indebtedness under Credit Agreement)(3)

     (1)  Future Debt                                   $       [0]

     Subtotal                                                         $_________

     Borrowing Base Limitation                                        $_________

----------
(1) Calculated as of the most recent quarter end for regular quarterly certificates and as of the most recent month end for which financial information is available for all other certificates.

(2) Calculated as of the most recent quarter end, and with disclosure of additional Hedging Agreements not included in calculation. Adequacy of reserve subject to review and approval of Majority Banks and affected Banks, upon request.

(3) These amounts calculated as of the date of the certificate set forth in the signature block.

     The undersigned authorized officer certifies the matters contained in this Borrowing Base Certificate as correct, accurate and complete as of the date set forth below.

                                        CREDIT ACCEPTANCE CORPORATION


                                        By: /s/ Douglas W. Busk
                                            ------------------------------------
                                            Douglas W. Busk
                                        Its: Treasurer

                    ATTACHMENT TO BORROWING BASE CERTIFICATE

                          (Breakdown of Hedging Reserve
            for _______________ [month or quarter] ending __________)

(I) HEDGING RESERVE AS ALLOCATED TO BANKS OR AFFILIATES BY CREDIT ACCEPTANCE CORPORATION AS OF MOST RECENT QUARTER END:

1. Bank (or Affiliate)   _______________               $__________
2. Bank (or Affiliate)   _______________               $__________
3. Bank (or Affiliate)   _______________               $__________
   Subtotal                                            $__________
   Maximum: Hedging Reserve Cannot Exceed $1,000,000   $__________

(II) HEDGING AGREEMENTS NOT INCLUDED IN HEDGING RESERVE CALCULATION (ENTERED INTO AFTER MOST RECENT QUARTER END):

1. Bank (or affiliate)   _______________   ___________________________________
                                           ___________________________________

2. Bank (or affiliate)   _______________   ___________________________________
                                           ___________________________________

3. Bank (or affiliate)   _______________   ___________________________________
                                           ___________________________________

                                           [Brief description, including date,
                                           nature of instrument, etc.]

     WITNESS the due execution hereof as of the day and year first above written.

                                        COMERICA BANK,
                                        as Agent


                                        By: /s/ Harve C. Light
                                            ------------------------------------
                                            Harve C. Light
                                        Its: Vice President

                                                              SIGNATURE PAGE FOR
                                                             CAC THIRD AMENDMENT

                                        CREDIT ACCEPTANCE
                                        CORPORATION


                                        By: /s/ Douglas W. Busk
                                            ------------------------------------
                                            Douglas W. Busk
                                        Its: Treasurer

                                                              SIGNATURE PAGE FOR
                                                             CAC THIRD AMENDMENT

                                        BANKS:

                                        COMERICA BANK


                                        By: /s/ Harve C. Light
                                            ------------------------------------
                                            Harve C. Light
                                        Its: Vice President

                                                              SIGNATURE PAGE FOR
                                                             CAC THIRD AMENDMENT

                                        BANK OF AMERICA, N.A.


                                        By: /s/ Daniel R. Petrik
                                            ------------------------------------
                                            Daniel R. Petrik
                                        Its: Senior Vice President

                                                              SIGNATURE PAGE FOR
                                                             CAC THIRD AMENDMENT

                                        BMO CAPITAL MARKETS FINANCING, INC.


                                        By: /s/ Robert Bomben
                                            ------------------------------------
                                            Robert Bomben
                                        Its: Director

                                                              SIGNATURE PAGE FOR
                                                             CAC THIRD AMENDMENT

                                        FIFTH THIRD BANK
                                        (EASTERN MICHIGAN)


                                        By: /s/ John Antonczak
                                            ------------------------------------
                                            John Antonczak
                                        Its: Vice President

                                                              SIGNATURE PAGE FOR
                                                             CAC THIRD AMENDMENT

                                        NATIONAL CITY BANK OF THE MIDWEST,
                                        FORMERLY KNOWN AS NATIONAL CITY BANK OF
                                        MICHIGAN/ILLINOIS


                                        By: /s/ Michael Kell
                                            ------------------------------------
                                            Michael Kell
                                        Its: Vice President

                                                              SIGNATURE PAGE FOR
                                                             CAC THIRD AMENDMENT